UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): November 23, 2021

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HNGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2021, Hanger, Inc. (the “Company”) entered into a Second Amendment to Credit Agreement (the “Second Amendment”) among the Company, the subsidiary guarantors party thereto, the revolving lenders party thereto and Bank of America, N.A., as agent (the “Agent”), which amends the Credit Agreement, dated as of March 6, 2018, among the Company, the lenders from time to time party thereto and the Agent (as amended by the First Amendment to Credit Agreement dated as of May 4, 2020, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by the Second Amendment, the “Credit Agreement”).

The Second Amendment revises certain provisions of the Existing Credit Agreement to, among other things, (i) increase the aggregate amount of the revolving loan commitments by $35 million to an aggregate total amount of $135 million, (ii) extend the scheduled maturity date of the revolving loan facility to November 23, 2026 (subject to a springing maturity if the term loans outstanding under the Existing Credit Agreement are not repaid prior to the date that is 91 days prior to the stated maturity thereof), (iii) decrease the applicable margin on LIBOR and base rate revolving loan borrowings by 0.75% per annum, (iv) decrease the LIBOR interest rate floor in respect of revolving loan borrowings to 0.00% per annum, (v) decrease the revolving loan facility commitment fee to 0.30% per annum, (vi) increase the maximum allowable leverage ratio for covenant purposes such that the maximum consolidated first lien net leverage ratio shall be up to (a) 5.00 to 1.00 for the fiscal quarters ending December 31, 2021, March 31, 2022, June 30, 2022 and September 30, 2022 and (b) 4.75 to 1.00 for the fiscal quarter ending December 31, 2022 and the last day of each fiscal quarter thereafter, and (vii) permit, at the Company’s election and up to three times during the term of the Credit Agreement, the maximum allowable leverage ratio for covenant purposes to be temporarily increased by an additional 0.50 to 1.00 for four consecutive fiscal quarters in connection with certain material acquisitions.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit	Description

10.1	Second Amendment to Credit Agreement, dated as of November 23, 2021, among Hanger, Inc., the subsidiary guarantors party thereto, the revolving lenders party thereto and Bank of America, N.A., as agent
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

Dated: November 29, 2021	By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel